--------------------------------------------------------------------------------

                                 $ (369,675,000)

                         LEHMAN XS TRUST, SERIES 2007-3

                                     Group 2

                         SENIOR/SUBORDINATE CERTIFICATES

                          Lehman Brothers Holdings Inc.
                              (Sponsor and Seller)

                     Structured Asset Securities Corporation
                                   (Depositor)

                       LaSalle Bank, National Association
                                    (Trustee)

                              Available Information

This document summarizes selected information and may not contain all of the information that you need to consider in making your investment decision. Before you invest, you should read the term sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 (this may be obtained on Lehman Brothers' web site http://www.lehman.com/pub/sasco) conveyed with this document as well as the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. See the information in the legend below to learn how to get these documents.

                                  Risk Factors

The Certificates will be subject to certain risks. You should carefully consider the information provided under "Risk Factors" in the terms sheet supplement dated February 12, 2007 and the prospectus dated November 13, 2006 which is conveyed with this document.

--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain a copy of the prospectus for free by visiting the web site at http://www.lehman.com/pub/sasco. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019,
Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519. In addition, the following website hypertext link http://www.lehman.com/pub/mbs will direct you to the term sheet supplement of various mortgage-backed securities offered by Lehman Brothers.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

The depositor has filed a registration statement (SEC File No. 333-133985)(including a prospectus) with the U.S. Securities and Exchange Commission (the "SEC"). The depositor has filed or will file with the SEC a prospectus supplement and any issuer free-writing prospectus with respect to this offering (together with the registration statement and prospectus, the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, extension 59519.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement. The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the securities, supersedes information contained in any prior similar materials relating to these securities. This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The asset-backed securities referred to in these materials are being offered when, as and if issued. In particular, asset-backed securities and the asset pools backing them are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated) at any time prior to issuance. As a result, you may commit to purchase securities with characteristics that may change materially, and all or a portion of the securities may not be issued with material characteristics described in these materials. Our obligation to sell securities to you is conditioned on those securities having the material characteristics described in these materials. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities you committed to purchase, and there will be no liability between us as a consequence of the non-delivery. However, unless the class of securities you committed to purchase has been eliminated, we will provide you with revised offering materials and offer you an opportunity to purchase that class, as described in the revised offering materials.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

------------------------------------------------------------------------------------------------------------------------------------
                                                        Est.      Est.
                                                       WAL to    WAL to
                                            Approx.     Call    Maturity                                     Interest      Delay/
               Approx.        Coupon /      Initial    (yrs.)    (yrs.)     Window to       Principal         Accrual      Accrual
  Class     Size ($) (1)       Margin       C/E (%)     (2)       (2)        Call(2)          Type          Convention     Period
------------------------------------------------------------------------------------------------------------------------------------
   2-A1     [202,081,000]    LIBOR + []%    [18.10]%   [1.00]    [1.00]   03/07 - 05/09    Super Senior     Actual/ 360     0 day
   2-A2     [86,310,000]     LIBOR + []%    [18.10]%   [3.50]    [3.50]   05/09 - 06/12    Super Senior     Actual/ 360     0 day
   2-A3     [44,316,000]     LIBOR + []%    [18.10]%   [6.28]    [7.96]   06/12 - 08/13    Super Senior     Actual/ 360     0 day
   2-A4     [36,968,000]     LIBOR + []%     [9.00]%   [2.35]    [2.58]   03/07 - 08/13   Senior Support    Actual/ 360     0 day
 2-M1(3)    [16,249,000]     LIBOR + []%     [5.00]%   [4.45]    [4.85]   04/10 - 08/13     Subordinate     Actual/ 360     0 day
 2-M2 (3)    [8,124,000]     LIBOR + []%     [3.00]%   [4.42]    [4.71]   04/10 - 08/13     Subordinate     Actual/ 360     0 day
 2-M3 (3)    [4,062,000]     LIBOR + []%     [2.00]%   [4.39]    [4.54]   03/10 - 08/13     Subordinate     Actual/ 360     0 day
 2-M4 (3)    [2,031,000]     LIBOR + []%     [1.50]%   [4.36]    [4.37]   03/10 - 08/13     Subordinate     Actual/ 360     0 day
 2-M5 (3)    [4,062,000]     LIBOR + []%     [0.50]%   [3.87]    [3.87]   03/10 - 02/13     Subordinate     Actual/ 360     0 day
------------------------------------------------------------------------------------------------------------------------------------

(1) Bond sizes are subject to a permitted variance of +/-10% in the aggregate.

(2) Based on the Pricing Speed.

(3) Not offered Classes.

--------------------------------------------------------------------------------
                 2-A1
             LIBOR + []%
              [AAA/Aaa]
--------------------------------------
                 2-A2                                       2-A4
             LIBOR + []%                                LIBOR + []%
              [AAA/Aaa]                                  [AAA/Aaa]
--------------------------------------
                 2-A3
             LIBOR + []%
              [AAA/Aaa]
--------------------------------------------------------------------------------
                                      2-M1
                                  LIBOR + []%
                                     [TBD]
--------------------------------------------------------------------------------
                                      2-M2
                                  LIBOR + []%
                                     [TBD]
--------------------------------------------------------------------------------
                                      2-M3
                                  LIBOR + []%
                                     [TBD]
--------------------------------------------------------------------------------
                                      2-M4
                                  LIBOR + []%
                                     [TBD]
--------------------------------------------------------------------------------
                                      2-M5
                                  LIBOR + []%
                                     [TBD]
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

-------------------------------------------------------------------------------------------------------------------------------
                                            To Call (Price = 100 for all Classes)
-------------------------------------------------------------------------------------------------------------------------------
                                                                   PREPAYMENT SPEED
                         ------------------------------------------------------------------------------------------------------
   CLASS                    10% CPR        20% CPR       25% CPR        30% CPR       35% CPR        40% CPR        50% CPR
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-10/14    03/07-11/10   03/07-12/09    03/07-05/09   03/07-01/09    03/07-09/08    03/07-04/08
             -----------
             WAL             3.27           1.58           1.23          1.00           0.83          0.71           0.53
             -----------
   2-A1      Duration        2.863          1.475         1.165          0.955         0.801          0.684          0.515
-------------------------------------------------------------------------------------------------------------------------------
             Window       10/14-05/23    11/10-08/15   12/09-09/13    05/09-06/12   01/09-07/11    09/08-11/10    04/08-05/09
             -----------
             WAL             11.40          5.67           4.41          3.50           2.81          2.25           1.66
             -----------
   2-A2      Duration        8.277          4.782         3.846          3.131          2.56          2.087          1.567
-------------------------------------------------------------------------------------------------------------------------------
             Window       05/23-01/26    08/15-05/17   09/13-02/15    06/12-08/13   07/11-07/12    11/10-09/11    05/09-07/10
             -----------
             WAL             18.43          9.92           7.74          6.28           5.23          4.42           2.83
             -----------
   2-A3      Duration       11.346          7.517         6.207          5.233         4.478          3.87           2.589
-------------------------------------------------------------------------------------------------------------------------------
   2-A4      Window       03/07-01/26    03/07-05/17   03/07-02/15    03/07-08/13   03/07-07/12    03/07-09/11    03/07-07/10
             -----------
             WAL             7.40           3.75           2.92          2.35           1.93          1.60           1.13
             -----------
   2-A4      Duration        5.381          3.132         2.528          2.086         1.746          1.471          1.064
-------------------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                           To Maturity (Price = 100 for all Classes)
-------------------------------------------------------------------------------------------------------------------------------
                                                                    PREPAYMENT SPEED
                         -------------------------------------------------------------------------------------------------------
                            10% CPR        20% CPR        25% CPR        30% CPR       35% CPR        40% CPR        50% CPR
-------------------------------------------------------------------------------------------------------------------------------
             Window       03/07-10/14    03/07-11/10    03/07-12/09    03/07-05/09   03/07-01/09    03/07-09/08    03/07-04/08
             -----------
             WAL             3.27           1.58           1.23           1.00           0.83           0.71           0.53
             -----------
   2-A1      Duration        2.863          1.475          1.165          0.955         0.801          0.684          0.515
-------------------------------------------------------------------------------------------------------------------------------
             Window       10/14-05/23    11/10-08/15    12/09-09/13    05/09-06/12   01/09-07/11    09/08-11/10    04/08-05/09
             -----------
             WAL             11.40          5.67           4.41           3.50           2.81           2.25           1.66
             -----------
   2-A2      Duration        8.277          4.782          3.846          3.131          2.56          2.087          1.567
-------------------------------------------------------------------------------------------------------------------------------
   2-A3      Window       05/23-05/36    08/15-10/29    09/13-09/25    06/12-07/22   07/11-01/20    11/10-02/18    05/09-04/15
             -----------
             WAL             21.31          12.36          9.78           7.96           6.62           5.60           3.50
             -----------
   2-A3      Duration       12.185          8.673          7.329          6.26          5.401          4.699          3.096
-------------------------------------------------------------------------------------------------------------------------------
   2-A4      Window       03/07-05/36    03/07-10/29    03/07-09/25    03/07-07/22   03/07-01/20    03/07-02/18    03/07-04/15
             -----------
             WAL             7.78           4.08           3.19           2.58           2.12           1.76           1.22
             -----------
   2-A4      Duration        5.494          3.288          2.679          2.224         1.869          1.582          1.131
-------------------------------------------------------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

                              Transaction Overview

Structure:                    Senior/Subordinate with Overcollateralization.

Pricing Speed:                30% CPR

Mortgage Pool: The Mortgage Pool consists of approximately 1,495 conventional, first lien, adjustable and fixed rate, residential mortgage loans having a total principal balance of approximately $406,238,057 as of the Cut-off Date. Certain characteristics of the mortgage loans are described on page 19 of this termsheet, subject to a permitted variance of + 10% in the aggregate.

CreditEnhancement:            The initial credit support ("C/E") for a class
                              equals (i) the percentage of the certificates subordinate to such class plus (ii) the initial overcollateralization ("O/C") amount. Rating levels are subject to final approval.

                              The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates.

                              Losses that otherwise would be allocated to Class 2-A1, Class 2-A2 or Class 2-A3 will be allocated instead to the Class 2-A4 Certificates until reduced to zero.

Ratings: All Classes of Senior Certificates are expected to be rated [AAA/Aaa] by two of three rating agencies.

Closing Date:                 February 28, 2007

Cutoff Date:                  February 1, 2007

Distribution Date:            The 25th day of each month, or if the 25th day is
                              not a business day, on the next succeeding business day, beginning on March 26, 2007.

Servicing Fee:                All loans have minimum servicing fees of either
                              0.25% or 0.375% per annum. Some of the loans have a servicing fee step-up of 0.125% per annum after the first rate reset date.

Master Servicer:              Aurora Loan Services LLC (an affiliate of Lehman
                              Brothers).

Senior                        Class 2-A1, Class 2-A2, Class 2-A3 and Class 2-A4
Certificates:                 Certificates.

Subordinate                   Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and
Certificates                  Class 2-M5 Certificates:

The Certificates:             The Senior Certificates and the Subordinate
                              Certificates.

ERISA Eligibility:            The Senior Certificates are expected to be ERISA
                              eligible.

Interest Rate:                The Interest Rate for the Senior Certificates and
                              the Subordinate Certificates for any Accrual
                              Period will be equal to the lesser of (1) the rate described in the table on page 3 of this termsheet and (2) the Net Funds Cap (as defined below). If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Senior Certificates will double, and the margin for each of the Subordinate Certificates will increase to 1.50 times their initial margin, in each case subject to the Net Funds Cap.

Legal Final Maturity:         March 25, 2037


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap:           An interest rate swap will be purchased for the
                              Trust for the benefit of the Senior Certificates and the Subordinate Certificates. Proceeds derived from the interest rate swap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk
                              Shortfalls, create and maintain
                              overcollateralization and pay back any deferred amounts, and any applicable interest accrued on such amounts, as applicable, as further described below.

                              The [sixty] month interest rate swap will obligate the Trust to pay a strike rate as set forth in the table on page 11 of this termsheet on the swap notional amount in each period. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the interest rate swap.

Interest  Rate Cap:           An interest rate cap will be purchased for the
                              Trust for the benefit of the Senior Certificates and the Subordinate Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the related fixed rate mortgage loans.

                              Proceeds derived from the Interest Rate Cap will be applied to cover Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls on the Senior Certificates and the Subordinate Certificates but not credit losses on the mortgage loans. The [sixty] month Interest Rate Cap will have a strike rate as set forth in the table on page 10 of this termsheet. It will contribute cash in the event one-month LIBOR rises above its strike rate.

Optional Redemption:          The transaction can be called by the Master
                              Servicer on any Distribution Date following the month in which the loan principal balance of the Mortgage Loans is reduced to less than 10% of the loan principal balance as of the Cut-off Date.

                              If the optional redemption is not exercised on the first optional redemption date, beginning with the following Distribution Date, the margin for the Senior Certificates will double, and the margin for each of the Subordinate Certificates will increase to 1.50 times their initial margin, in each case subject to the Net Funds Cap.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Payment Priority

The Interest Rates for the Senior Certificates and the Subordinate Certificates will be equal to the lesser of (i) the rate set on page 3 and (ii) the Net Funds Cap (as defined herein). Interest for the Senior Certificates and the Subordinate Certificates will be calculated on an actual/360 basis.

The "Accrual Period" for the Senior Certificates and the Subordinate Certificates for each Distribution Date will be the one-month period beginning on the immediately preceding Distribution Date (or on February 25, 2007, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date. The aggregate Interest Remittance Amount for each Distribution Date will be allocated in the following priority:

(1) To pay any related servicing fees and any mortgage insurance premium, if applicable;

(2) For deposit into the Swap Account, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty;

(3) To pay Current Interest and Carryforward Interest to the Senior Certificates, pro rata, in proportion to such amounts;

(4) To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority;

(5) Any interest remaining from interest remittance amount will be deemed "Monthly Excess Interest" and, together with amounts remaining from the principal remittance after the application of the priorities set forth below under "Principal Payment Priority" will be distributed as "Monthly Excess Cashflow" as follows:

            i) To pay Current Interest and Carryforward Interest to the Senior Certificates on a pro rata basis, based on amounts due, to the extent not paid above;

            ii) To pay Current Interest and Carryforward Interest to the Subordinate Certificates, sequentially, in order of seniority to the extent unpaid above;

            iii) To pay to the Trustee previously unreimbursed extraordinary costs, liabilities and expenses, to the extent provided in the trust agreement;

            iv) To pay to the Senior Certificates, after giving effect to principal distributions described below, up to a specified target amount for such Distribution Date, in accordance with the priorities set forth under "Principal Payment Priority" below, in reduction of their respective Class Principal Amounts, until reduced to zero;

            v) To pay to the Subordinate Certificates, after giving effect to principal distributions described below, sequentially, in order of seniority, in reduction of their respective Class Principal Amounts up to a specified target amount for such Distribution Date in accordance with the priorities set forth under "Principal Payment Priority" below, until each such class has been reduced to zero;

            vi) To pay to the Senior Certificates, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts to the extent unpaid pursuant to clause (5)(i)(a) and clause (7) of Swap Payment Priority below and to the extent unpaid pursuant to the payments from the Interest Rate Cap, pro rata in proportion to such remaining amounts;

            vii) To pay to the Subordinate Certificates, sequentially, in order of seniority, any Basis Risk Shortfall and Unpaid Basis Risk Shortfall amounts, to the extent unpaid pursuant to clause
                  (5)(i)(b) and clause (8) of Swap Payment Priority below and to the extent unpaid pursuant to the payments from the Interest Rate Cap;

            viii) Concurrently, on a pro-rata basis, to the Senior Certificates any Deferred Amounts and interest on such Deferred Amounts at the applicable Interest Rate, in proportion to such Deferred Amounts;


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

            ix) To pay sequentially, in order of seniority, to the Subordinate Certificates any Deferred Amounts;

            x) To pay the holder of the Class X Certificates in accordance with the Trust Agreement; and

            xi)   To the Class R Certificates, any remaining amount

The "Principal Distribution Amount" for any Distribution Date and for the Mortgage Pool is an amount equal to the principal remittance amount for such date for the Mortgage Pool minus the overcollateralization release amount, if any, for such Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Principal Payment Priority

I. Prior to the Stepdown Date, or whenever a Trigger Event is in effect the Principal Distribution Amount will be distributed as follows:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to "Interest Payment Priority" above);

      2) To pay principal pro rata based on Class Principal Amounts as follows:


            A) To the Class 2-A1, Class 2-A2, and Class 2-A3 Certificates, sequentially, in that order, until reduced to zero;

            B)    To the Class 2-A4 Certificates, until reduced to zero;

      3) All remaining principal will be allocated to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, sequentially, in that order, until reduced to zero.

      4) For application as part of Monthly Excess Cashflow for such Distribution Date.



II. On or after the Stepdown Date and as long as a Trigger Event is not in effect the Principal Distribution Amount will be distributed as follows:

      1) For deposit into the Swap Account any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (not due to a Swap Counterparty Trigger Event and to the extent not distributed previously according to "Interest Payment Priority" above);

      2) All principal will be allocated to the Senior Certificates, to be paid as described in clause (I)(2) above, provided, however, that principal will only be allocated to the Senior Certificates until the credit enhancement behind the Senior Certificates is equal to two times its initial targeted credit enhancement percentage;

      3) All remaining principal will be allocated to the Class 2-M1, Class 2-M2, Class 2-M3, Class 2-M4 and Class 2-M5 Certificates, sequentially, in that order, until the credit enhancement behind each class is equal to two times the related initial targeted credit enhancement percentage.

      4) For application as part of Monthly Excess Cashflow for such Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Cap

An Interest Rate Cap will be purchased by the Trust for the benefit of the Senior Certificates and the Subordinate Certificates to (i) protect against interest rate risk from upward movement in one-month LIBOR and (ii) diminish basis risk associated with the fixed rate mortgage loans. The [sixty] month Interest Rate Cap will contribute cash in the event one-month LIBOR rises above [6.75]% per annum, "the strike rate". The "Notional Balance" of the Interest Rate Cap will be equal to the lesser of (i) the aggregate Class Principal Amount of the Senior Certificates and the Subordinate Certificates or (ii) the following schedule:

-----------------------------------------    -----------------------------------
                       Approximate                             Approximate
                     Notional Balance                       Notional Balance
      Month                ($)                  Month              ($)
-----------------------------------------    -----------------------------------
        1                   -                     31          45,838,831.00
-----------------------------------------    -----------------------------------
        2                   -                     32          45,391,698.00
-----------------------------------------    -----------------------------------
        3                   -                     33          44,865,702.00
-----------------------------------------    -----------------------------------
        4                   -                     34          44,206,575.00
-----------------------------------------    -----------------------------------
        5                   -                     35          40,521,118.00
-----------------------------------------    -----------------------------------
        6                   -                     36          33,202,779.00
-----------------------------------------    -----------------------------------
        7                   -                     37          31,987,506.00
-----------------------------------------    -----------------------------------
        8                   -                     38          31,507,613.00
-----------------------------------------    -----------------------------------
        9                   -                     39          31,012,697.00
-----------------------------------------    -----------------------------------
       10                   -                     40          30,504,854.00
-----------------------------------------    -----------------------------------
       11                   -                     41          29,986,030.00
-----------------------------------------    -----------------------------------
       12                   -                     42          29,458,031.00
-----------------------------------------    -----------------------------------
       13             20,236,853.00               43          28,922,526.00
-----------------------------------------    -----------------------------------
       14             21,076,548.00               44          28,381,064.00
-----------------------------------------    -----------------------------------
       15             21,821,251.00               45          27,835,074.00
-----------------------------------------    -----------------------------------
       16             22,477,054.00               46          27,285,876.00
-----------------------------------------    -----------------------------------
       17             23,049,722.00               47          26,734,684.00
-----------------------------------------    -----------------------------------
       18             23,532,458.00               48          26,143,393.00
-----------------------------------------    -----------------------------------
       19             23,954,688.00               49          25,592,300.00
-----------------------------------------    -----------------------------------
       20             24,309,292.00               50          25,042,305.00
-----------------------------------------    -----------------------------------
       21             24,600,869.00               51          24,494,270.00
-----------------------------------------    -----------------------------------
       22             24,821,162.00               52          23,948,982.00
-----------------------------------------    -----------------------------------
       23             24,999,391.00               53          23,407,159.00
-----------------------------------------    -----------------------------------
       24             24,666,436.00               54          22,869,456.00
-----------------------------------------    -----------------------------------
       25             47,363,338.00               55          22,336,463.00
-----------------------------------------    -----------------------------------
       26             47,275,413.00               56          21,715,720.00
-----------------------------------------    -----------------------------------
       27             47,112,844.00               57          21,195,901.00
-----------------------------------------    -----------------------------------
       28             46,882,069.00               58          20,168,980.00
-----------------------------------------    -----------------------------------
       29             46,589,112.00               59          12,780,944.00
-----------------------------------------    -----------------------------------
       30             46,239,610.00               60          6,399,059.00
-----------------------------------------    -----------------------------------

On each Payment Date, the cap provider will make payments equal to the product of (a) the excess, if any, of one-month LIBOR for such determination date over the strike rate, (b) the actual number of days in the corresponding accrual period for the transaction divided by 360, and (c) the Notional Balance. Payments received under the Interest Rate Cap will only be available to benefit the Senior Certificates and the Subordinate Certificates or, in certain cases, to the Class C-X Component of the Class X Certificates.

The Cap Counterparty will have a rating of at least "A' from S&P, Moody's, and Fitch.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Interest Rate Swap Agreement

The [60-month] Interest Rate Swap Agreement (the "Swap Agreement") will obligate the Trust to pay a predetermined annual rate as set forth in the table below on the swap notional amount (as shown below) in each period. The strike rate shown below is not final and is subject to change. The Trust will receive payments equal to an annual rate of [one-month LIBOR] on the swap notional amount for each period over the life of the Swap Agreement. Payments on both legs of the swap are calculated on an actual/360 basis. The payments will be netted against each other each month (the "Net Swap Payment") and will be deposited into an account (the "Swap Account"). The Swap Agreement will be purchages for the benefit of the Senior Certificates and the Subordinate Certificates.

---------------------------------------------------------------------------------------
               Approximate                                  Approximate
            Notional Balance    Strike Rate     Month     Notional Balance      Strike
Month              ($)              (%)                          ($)           Rate (%)
---------------------------------------------------------------------------------------
  1                 -              5.420         31         88,429,352.00        4.914
  2          391,840,802.00        5.442         32         84,112,914.00        4.923
  3          377,953,355.00        5.434         33         79,940,941.00        4.932
  4          364,557,678.00        5.427         34         75,810,188.00        4.941
  5          351,636,368.00        5.423         35         66,942,217.00        4.950
  6          338,697,964.00        5.389         36         52,885,910.00        4.959
  7          326,692,362.00        5.353         37         49,163,245.00        4.969
  8          315,111,938.00        5.301         38         46,762,594.00        4.979
  9          303,941,645.00        5.253         39         44,479,098.00        4.990
  10         293,166,970.00        5.205         40         42,307,044.00        5.000
  11         282,773,911.00        5.147         41         40,240,996.00        5.009
  12         272,748,961.00        5.103         42         38,275,783.00        5.018
  13         242,842,241.00        5.059         43         36,406,485.00        5.026
  14         232,675,193.00        5.019         44         34,628,425.00        5.033
  15         222,933,529.00        4.989         45         32,937,150.00        5.040
  16         213,599,461.00        4.960         46         31,328,429.00        5.046
  17         204,655,946.00        4.944         47         29,798,232.00        5.052
  18         195,984,639.00        4.929         48         28,300,267.00        5.057
  19         187,778,165.00        4.913         49         26,917,879.00        5.063
  20         179,915,088.00        4.904         50         25,602,974.00        5.071
  21         172,381,049.00        4.897         51         24,352,260.00        5.078
  22         165,078,478.00        4.890         52         23,162,604.00        5.085
  23         158,165,355.00        4.885         53         22,031,029.00        5.092
  24         148,764,239.00        4.886         54         20,954,700.00        5.099
  25         119,395,082.00        4.885         55         19,930,921.00        5.105
  26         113,568,071.00        4.868         56         18,876,292.00        5.111
  27         108,025,299.00        4.877         57         17,953,974.00        5.116
  28         102,752,906.00        4.886         58         16,652,929.00        5.120
  29          97,737,710.00        4.895         59         10,289,505.00        5.125
  30          92,967,168.00        4.904         60         5,024,524.00         5.129
---------------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Swap Payment Priority

Amounts in the Swap Account will be distributed as follows:

1) to the Swap Counterparty any Net Swap Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement for the related Distribution date, to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

2) to the Swap Counterparty, any unpaid Swap Termination Payment not due to a Swap Counterparty Trigger Event owed to the Swap Counterparty pursuant to the Swap Agreement to the extent unpaid from the Interest Remittance Amount and the Principal Distribution Amount;

3) to the Senior Certificates, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount, Monthly Excess Cashflow, pro rata in proportion to such remaining amounts;

4) to the Subordinate Certificates, sequentially, in order of seniority, in respect of Current Interest and Carryforward Interest, to the extent unpaid from Interest Remittance Amount, Monthly Excess Cashflow;

5) to pay the Available Basis Risk Amount sequentially as follows:

      (i) To the Senior Certificates and the Subordinate Certificates, in this order, as follows:

            a. To the Senior Certificates to pay back any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls pro rata in proportion to such remaining amounts,

            b. To the Subordinate Certificates, to pay back any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls, sequentially, in their order of priority;

      (ii) if applicable, for application to the purchase of a replacement Swap Agreement; and

      (iii) to the Class S-X Component of the Class X Certificates, any remaining amounts.

6) to the Senior Certificates and Subordinate Certificates, an amount needed to create and maintain the target overcollateralization amount pursuant to amounts paid from clause (5)(iv) and clause (5)(v) of Interest Payment Priority above;

7) to the Senior Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid under the Interest Rate Cap Agreement and clause
(5)(i)(a) above pro rata in proportion to such remaining amounts;

8) to the Subordinate Certificates, any Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls remaining unpaid under the Interest Rate Cap Agreement and clause (5)(i)(b) above, sequentially, in their order of priority;

9) to the Senior Certificates, Deferred Amounts and interest thereon after amounts paid in clause (5)(viii) of Interest Payment Priority above pro rata, in proportion to such amounts;

10) to the Subordinate Certificates, sequentially, in order of seniority, Deferred Amounts after amounts paid in clause (5)(ix) of Interest Payment Priority above;

11) if applicable, for application to the purchase of a replacement Swap Agreement;

12) to the Swap Counterparty unpaid Swap Termination Payment triggered by a Swap Counterparty Trigger event owed to the Swap Counterparty pursuant to the Swap Agreement; and

13) to the Class S-X Component of the Class X Certificates, any remaining amount.

With respect to each Distribution Date the sum of all amounts distributed pursuant to clauses (6), (9) and (10) above shall not exceed cumulative realized losses incurred, as reduced by amounts previously distributed pursuant to such clauses.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Class 2-A4 Available Funds Cap (1) (2):

-------------------------------------------------------------------------------------------------
                  Class 2-A4                        Class 2-A4                      Class 2-A4
Distribution    Available Funds   Distribution   Available Funds   Distribution   Available Funds
   Period           Cap (%)          Period          Cap (%)          Period          Cap (%)
-------------------------------------------------------------------------------------------------
      1              5.550             27             20.230            53            17.857
      2             20.230             28             20.230            54            17.513
      3             20.230             29             20.230            55            17.453
      4             20.230             30             20.230            56            17.656
      5             20.230             31             20.230            57            17.314
      6             20.230             32             20.230            58            17.433
      7             20.230             33             20.230            59            15.568
      8             20.230             34             20.230            60            14.212
      9             20.230             35             20.230            61            12.204
     10             20.230             36             19.146            62            11.426
     11             20.230             37             21.500            63            11.817
     12             20.230             38             18.490            64            11.446
     13             20.230             39             18.334            65            11.838
     14             20.230             40             17.699            66            11.467
     15             20.230             41             17.825            67            11.478
     16             20.230             42             17.800            68            11.873
     17             20.230             43             17.763            69            11.501
     18             20.230             44             17.959            70            11.897
     19             20.230             45             17.627            71            11.526
     20             20.230             46             17.830            72            11.538
     21             20.230             47             17.630            73            12.789
     22             20.230             48             17.859            74            11.565
     23             20.230             49             18.733            75            11.965
     24             20.230             50             17.763            76            11.593
     25             20.230             51             17.981            77            11.995
     26             20.230             52             17.637            78            11.623
-------------------------------------------------------------------------------------------------

(1) Assumes no losses, [30]% CPR, 6-month LIBOR, 1-year LIBOR and 1-month LIBOR equal to [20.00]% starting in period 2. There is a 45 day lookback for the collateral.

(2) This cap rate is an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of (1) the interest paid on such Distribution Date to the Class 2-A4 Certificates and (2) 12, and the denominator of which is the beginning Class 2-A4 Certificate balance for such Distribution Date, multiplied by 30 and divided by the actual number of days in the distribution date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Other Definitions

Current Interest

"Current Interest" for any Class of Certificates for any Distribution Date will be the aggregate amount of interest accrued at the applicable Interest Rate during the related Accrual Period on the Class Principal Amount of that Class.

Carryforward Interest

"Carryforward Interest" for each Class of Certificates for any Distribution Date will be the sum of (1) the amount, if any, by which (x) the sum of (A) Current Interest for such Class for the immediately preceding Distribution Date and (B) any unpaid Carryforward Interest from previous Distribution Dates exceeds (y) the amount distributed in respect of interest on such Class on such immediately preceding Distribution Date, and (2) interest on such amount for the related Accrual Period at the applicable Interest Rate without regard to the Net Funds Cap.

Net Funds Cap

The "Net Funds Cap" for each Distribution Date will be an annual rate equal to a fraction, expressed as a percentage, the numerator of which is the product of
(1) the excess, if any, of (x) the Optimal Interest Remittance Amount (as defined below) for such date over (y) any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Distribution Date and (2) 12, and the denominator of which is the pool balance for the immediately preceding Distribution Date, multiplied by a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Accrual Period related to such Distribution Date.

The "Optimal Interest Remittance Amount" with respect to each Distribution Date will be equal to the product of (A) the weighted average of the Net Mortgage Rates (as defined below) of the Mortgage Loans as of the first day of the related collection period divided by 12 and (B) the pool balance for the immediately preceding Distribution Date.

The "Net Mortgage Rate" with respect to any Mortgage Loan will be the Mortgage Rate thereof reduced by the sum of the servicing fee rate and, in the case of an insured Mortgage Loan, the mortgage insurance fee rate. Basis Risk Shortfall


"Basis Risk Shortfall":

With respect to any Class of Certificates and each Distribution Date, the excess of (a) the amount of interest payable to a Class of Certificates, as calculated at the applicable interest rate, without regard to the Net Funds Cap, over (b) the amount calculated at the Net Funds Cap.

The "Unpaid Basis Risk Shortfall" for any Class of Certificates on any Distribution Date will be the aggregate of all Basis Risk Shortfalls for such Class for all previous Distribution Dates, together with interest thereon at the applicable Interest Rate (without regard to the Net Funds Cap), less all payments made with respect to such Class of Certificates in respect of such Basis Risk Shortfalls on or prior to such Distribution Date.

The "Available Basis Risk Amount" for any Distribution Date, will be the lesser of:

      (i)   the product of:

            (a) the excess, if any of (1) the weighted average of the Interest Rates on the Senior and Subordinate Certificates computed without regard to the Net Funds Cap, weighted based on the relative class principal amounts for each class of Certificates over (2) the Net Funds Cap and

            (b) the Scheduled Notional Amount (as shown in the Interest Rate Swap Agreement table above) for such Distribution Date, and

            (c) a fraction, the numerator of which is the actual number of days in the accrual period and the denominator of which is 360, and

      (ii) the amount on deposit in the swap account after all required distributions have been made on such Distribution Date pursuant to priorities (1) through (5) under the description above of the swap payment priority.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Trigger Events

A "Trigger Event" will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding month equals or exceeds [ ]% of the Senior Enhancement Percentage for that Distribution Date, or if the Cumulative Realized Losses exceed:

     Distribution Date                      Loss Percentage
     -----------------                      ---------------

March 2010 to February 2011   [_]% for the first month, plus an additional
                              1/12th of [ ]% for each month thereafter

March 2011 to February 2012   [_]% for the first month, plus an additional
                              1/12th of [_]% for each month thereafter

March 2012 to February 2013   [_]% for the first month, plus an additional
                              1/12th of [_]% for each month thereafter

March 2013 and thereafter     [_]%

The "Rolling Three Month Delinquency Rate" with respect to any Distribution Date will be the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

The "Delinquency Rate" for any month will be the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month.

"Cumulative Realized Losses" with respect to any Distribution Date will be equal to the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by
(y) the Cut-off Date Balance of the loans.

The "Senior Enhancement Percentage" for any Distribution Date will be the fraction, expressed as a percentage, the numerator of which is the sum of the total Certificate Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero), and the denominator of which is the aggregate loan balance, after giving effect to distributions on that Distribution Date.

The Stepdown Date is the earlier of (x) the first Distribution Date following the Distribution Date on which the Class Principal Amounts of the Senior Certificates have been reduced to zero or (y) the later of (i) the Distribution Date upon which the Senior Enhancement Percentage (as defined herein) is greater than or equal to approximately [18.00]% (the "Targeted Senior Enhancement Percentage") or (ii) the 37th Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Losses

Losses that are not covered by mortgage insurance are allocated in the following order: excess spread, overcollateralization, the Subordinate Certificates in inverse order of seniority, and then the Senior Certificates, on a pro rata basis, based on Class Principal Amounts provided, however, that losses that would otherwise reduce the principal amount of the Class 2-A1, Class 2-A2 or Class 2-A3 Certificates will first reduce the principal amount of the Class 2-A4 Certificates until the principal amount of the Class 2-A4 Certificates has been reduced to zero. The allocation of losses to a class will result in a writedown of its principal amount and is referred to as an "Applied Loss Amount".

Deferred Amount & Subsequent Recoveries

With respect to each Distribution Date, the "Deferred Amount" for each Class will be equal to the amount by which (x) the aggregate of Applied Loss Amounts previously applied in reduction of the Class Principal Amount thereof exceeds
(y) the sum of (i) the aggregate of amounts previously distributed in reimbursement thereof and (ii) the amount by which the Principal Amount of such class has been increased due to Subsequent Recoveries.

A "Subsequent Recovery" is an amount recovered with respect to a Mortgage Loan after it has been liquidated and the loss has been passed through to the trust. Subsequent Recoveries will increase the principal amount of classes which have been allocated an Applied Loss Amount, in order of seniority, by an amount equal to the lesser of (i) the outstanding Deferred Amount for such class and (ii) the amount of Subsequent Recoveries available after application to more senior classes. Funds related to Subsequent Recoveries will be included in the remittance amount for the related Distribution Date.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

Credit Enhancement

Subordination

The Senior Certificates will have limited protection by means of the subordination of the Subordinate Certificates. The Senior Certificates will have the preferential right to receive interest due to them and principal available for distribution over Classes having a lower priority of distribution. Each Class of Subordinate Certificates will be senior to all other Classes of Subordinate Certificates with a higher numerical designation. If on any Distribution Date after giving effect to all realized losses and distributions of principal on such Distribution Date, the aggregate Certificate Principal Amount exceeds the aggregate loan balance and there is no excess interest, the Certificates will be reduced by the Applied Loss Amount in inverse order of priority of distribution, until the Class 2-M5 Certificates, the Class 2-M4 Certificates, the Class 2-M3 Certificates, the Class 2-M2 Certificates, the Class 2-M1 Certificates and then the Senior Certificates (pro-rata based on Class Principal Amount) have been reduced to zero, provided, however, that any such losses otherwise allocable to the Class 2-A1, Class 2-A2 or Class 2-A3 Certificates will instead be allocated to the Class 2-A4 Certificates until the Class 2-A4 Certificates are reduced to zero.

Overcollateralization

Excess interest may be used to pay down the Certificates so the aggregate loan balance exceeds the aggregate Certificate Principal Amount
(Overcollateralization or "OC"). Excess interest will be used to create and maintain the OC Target.

The "OC Target" with respect to any Distribution Date (x) prior to the Stepdown Date is an amount equal to [0.50]% of the aggregate Pool Balance as of the Cut-off Date and (y) for any Distribution Date on or after the Stepdown Date, is equal to the greater of (1) the lesser of (a) [0.50]% of the aggregate Pool Balance as of the Cut-off Date and (b) the product of [1.00]% of the aggregate Pool Balance as of the last day of the Collection Period and (2) the OC Floor; provided, however, for any Distribution Date on or after the Stepdown Date and for which a Trigger Event is in effect, the OC Target will be equal to the OC Target in effect for the immediately preceding Distribution Date.

The "OC Floor" is an amount equal to [0.35]% of the aggregate Cut-off Date collateral balance.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                                    Contacts
--------------------------------------------------------------------------------

MBS Trading and Structuring         Rich McKinney                 (212) 526-8320
                                    Khalil Kanaan                 (212) 526-8320
                                    Sandeep Bharatwaj             (212) 526-8320
                                    Jeffrey Winkler               (212) 526-8320

MBS Banking                         Mike Hitzmann                 (212) 526-5806
                                    Maxine Wolfowitz              (212) 526-2751
                                    Kejian Wu                     (212) 526-4005
                                    Christopher Del Medico        (212) 526-3374
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

-----------------------------------------------------------------------------------------------------------------------
                                            LXS 2007-3 Collateral Summary*
-----------------------------------------------------------------------------------------------------------------------
Total Number of Loans                                  1,495      Occupancy Status

Total Outstanding Loan Balance                  $406,238,057      Primary Home                         83.77% +/- 1.00%

Average Loan Principal Balance            $271,731 +/- 3.00%      Investment                           13.14% +/- 1.00%

Percentage of Loans with                    37.98% +/- 1.00%      Second Home                           3.09% +/- 1.00%
Prepayment Penalties

Weighted Average Coupon                   7.260% +/- 0.050%

Weighted Average Margin **                  3.502% +/- 0.1%

Weighted Average Original Term (mo.)               360 +/- 1      Geographic Distribution

Weighted Average Remaining Term (mo.)              358 +/- 1      (Other states account individually for less than

Weighted Average Loan Age (mo.)                      2 +/- 1      5% of the Cut-off Date principal balance.)

Weighted Average Original LTV               78.27% +/- 1.00%      CA                                   27.55% +/- 1.50%

Original LTV > 80 and no MI (whole pool)     0.23% +/- 0.20%      FL                                   11.33% +/- 1.50%

Non-Zero Weighted Average FICO                     666 +/- 2      AZ                                    8.13% +/- 1.50%

Prepayment Penalty (years)

None                                        62.02% +/- 1.00%

0.001 - 1.000                                2.00% +/- 1.00%

1.001 - 2.000                                4.39% +/- 1.00%      Lien Position

2.001 - 3.000                               31.59% +/- 1.00%      First                                        100.00%

-----------------------------------------------------------------------------------------------------------------------


* The Mortgage Loan data is shown herein as of the applicable Cut-Off Date for each Mortgage Loan. Mortgage Loans may be removed from or added to the mortgage pool which may change its collateral principal balance by as much as 5% of the mortgage pool shown above.

**    For the Adjustable Rate Mortgage Loans


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                           Collateral Characteristics
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------
                                        Scheduled Principal Balances
------------------------------------------------------------------------------------------------
                                   Mortgage                                       % of Pool
                 ($)                Loans           Principal Balance ($)      Principal Balance
------------------------------------------------------------------------------------------------
0.01 to 50,000.00                        16                   $667,391.20                 0.16%
50,000.01 to 100,000.00                 145                 11,161,571.26                  2.75
100,000.01 to 150,000.00                217                 27,535,492.29                  6.78
150,000.01 to 200,000.00                235                 41,825,654.01                 10.30
200,000.01 to 250,000.00                219                 49,562,546.86                 12.20
250,000.01 to 300,000.00                163                 44,857,516.64                 11.04
300,000.01 to 350,000.00                123                 39,850,883.72                  9.81
350,000.01 to 400,000.00                 95                 35,622,030.62                  8.77
400,000.01 to 450,000.00                 76                 32,154,623.59                  7.92
450,000.01 to 500,000.00                 65                 30,823,878.49                  7.59
500,000.01 to 550,000.00                 53                 27,840,373.77                  6.85
550,000.01 to 600,000.00                 36                 20,663,359.73                  5.09
600,000.01 to 650,000.00                 16                 10,095,185.49                  2.49
650,000.01 to 700,000.00                  7                  4,738,239.43                  1.17
700,000.01 to 750,000.00                 10                  7,329,254.23                  1.80
750,000.01 to 800,000.00                  1                    771,200.00                  0.19
800,000.01 to 850,000.00                  1                    843,750.00                  0.21
850,000.01 to 900,000.00                  1                    880,000.00                  0.22
900,000.01 to 950,000.00                  2                  1,847,502.00                  0.45
950,000.01 to 1,000,000.00                9                  8,931,354.16                  2.20
1,000,000.01 to 1,250,000.00              2                  2,351,250.00                  0.58
1,250,000.01 to 1,500,000.00              1                  1,260,000.00                  0.31
1,750,000.01 to 2,000,000.00              1                  2,000,000.00                  0.49
2,500,000.01 to 2,750,000.00              1                  2,625,000.00                  0.65
------------------------------------------------------------------------------------------------
Total:                                1,495               $406,238,057.49               100.00%
------------------------------------------------------------------------------------------------

Minimum:       $26,350
Maximum:       $2,625,000
Average:       $271,731


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------
                                Mortgage Rates
-----------------------------------------------------------------------------------------
                                                                           % of Pool
            (%)      Mortgage Loans        Principal Balance ($)       Principal Balance
-----------------------------------------------------------------------------------------
4.501 to 5.000                    1                  $152,900.00                   0.04%
5.001 to 5.500                    1                   163,000.00                    0.04
5.501 to 6.000                   36                12,207,037.04                    3.00
6.001 to 6.500                  153                49,617,109.38                   12.21
6.501 to 7.000                  448               121,533,080.34                   29.92
7.001 to 7.500                  364                99,225,533.40                   24.43
7.501 to 8.000                  236                67,248,407.13                   16.55
8.001 to 8.500                  105                28,394,951.74                    6.99
8.501 to 9.000                  141                26,459,476.69                    6.51
9.001 to 9.500                    7                 1,005,687.19                    0.25
9.501 to 10.000                   1                    65,718.50                    0.02
10.001 to 10.500                  2                   165,156.08                    0.04
-----------------------------------------------------------------------------------------
Total:                        1,495              $406,238,057.49                 100.00%
-----------------------------------------------------------------------------------------

Minimum:              5.000%
Maximum:              10.500%
Weighted Average:     7.260%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Original Terms to Stated Maturity
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (Months)         Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
171 to 180                3              $277,414.30                  0.07%
301 to 360            1,492           405,960,643.19                99.93
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Minimum:               180
Maximum:               360
Weighted Average:      359

--------------------------------------------------------------------------------
                       Remaining Terms to Stated Maturity
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (Months)         Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
180 and Below             3              $277,414.30                  0.07%
241 to 360            1,492           405,960,643.19                 99.93
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Minimum:               177
Maximum:               360
Weighted Average:      358

--------------------------------------------------------------------------------
                                    Seasoning
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (Months)         Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
None                    162           $56,038,685.00                 13.79%
1 to 12               1,329           349,051,666.79                 85.92
13 to 24                  3             1,102,392.70                  0.27
73 to 84                  1                45,313.00                  0.01
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Minimum:                 0
Maximum:                73
Weighted Average:        2


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                          Original Loan-to-Value Ratio
--------------------------------------------------------------------------------
                      Mortgage           Principal                % of Pool
      (%)               Loans            Balance ($)           Principal Balance
--------------------------------------------------------------------------------
20.001 to 30.000          5              $523,411.63                  0.13%
30.001 to 40.000          7               682,730.87                  0.17
40.001 to 50.000         18             4,307,487.06                  1.06
50.001 to 60.000         27             7,846,285.73                  1.93
60.001 to 70.000         81            25,656,411.00                  6.32
70.001 to 80.000      1,244           347,955,701.71                 85.65
80.001 to 90.000         44            10,243,933.09                  2.52
90.001 to 100.000        69             9,022,096.40                  2.22
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Minimum:            21.430%
Maximum:           100.000%
Weighted Average:   78.269%

--------------------------------------------------------------------------------
                          Combined Loan-to-Value Ratio
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (%)              Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
20.001 to 25.000          3              $336,773.76                  0.08%
25.001 to 30.000          2               186,637.87                  0.05
30.001 to 35.000          5               462,265.73                  0.11
35.001 to 40.000          2               220,465.14                  0.05
40.001 to 45.000          6             1,030,305.40                  0.25
45.001 to 50.000         11             2,875,681.66                  0.71
50.001 to 55.000          9             2,697,391.28                  0.66
55.001 to 60.000         17             4,188,894.45                  1.03
60.001 to 65.000         23             4,857,528.73                  1.20
65.001 to 70.000         33             9,060,989.90                  2.23
70.001 to 75.000         52            18,804,330.01                  4.63
75.001 to 80.000        165            43,582,417.90                 10.73
80.001 to 85.000         32            10,438,310.66                  2.57
85.001 to 90.000        213            60,951,947.41                 15.00
90.001 to 95.000        155            47,785,502.51                 11.76
95.001 to 100.000       767           198,758,615.08                 48.93
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Minimum:            21.430%
Maximum:           100.000%
Weighted Average:   91.307%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                       Primary Mortgage Insurance Carrier
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
None                      4              $936,323.25                  4.86%
Mortgage Guaranty
Insurance Corp.          17             4,768,382.19                 24.75
PMI                      83            12,259,254.82                 63.63
United Guaranty
Residential Ins.
Corp.                     2               383,521.13                  1.99
Radian Guaranty           1               214,322.57                  1.11
Triad Guaranty
Insurance Company         6               704,225.53                  3.66
--------------------------------------------------------------------------------
Total:                  113           $19,266,029.49                100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%

--------------------------------------------------------------------------------
                      Primary Mortgage Insurance Percentage
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (%)              Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                       4              $936,323.25                  4.86%
12.00                    12             3,043,127.84                 15.80
25.00                    27             6,393,390.45                 33.18
30.00                     8             1,677,815.40                  8.71
35.00                     2               499,569.46                  2.59
40.00                    60             6,715,803.09                 34.86
--------------------------------------------------------------------------------
Total:                  113           $19,266,029.49                100.00%
--------------------------------------------------------------------------------

For loans with original Loan-to-Value ratio greater than 80%


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   FICO Score
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                       1              $191,200.00                  0.05%
601 to 620               25             7,752,934.81                  1.91
621 to 640              390           116,345,049.18                 28.64
641 to 660              397           119,191,869.61                 29.34
661 to 680              236            57,503,136.45                 14.16
681 to 700              147            33,755,952.11                  8.31
701 to 720              104            25,174,992.77                  6.20
721 to 740               76            18,592,956.97                  4.58
741 to 760               52            11,608,335.61                  2.86
761 to 780               37             7,849,963.00                  1.93
781 to 800               20             5,677,948.36                  1.40
801 to 820                9             2,453,638.62                  0.60
821 to 840                1               140,080.00                  0.03
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum:               617
Maximum:                        822
Non-Zero Weighted Average:      666


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Loan Purpose
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
Purchase                803          $212,003,548.31                 52.19%
Cash Out Refinance      472           130,919,367.42                 32.23
Rate/Term Refinance     220            63,315,141.76                 15.59
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Property Type
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
Single Family           893          $231,829,524.64                 57.07%
Planned Unit
  Development           303            98,136,518.93                 24.16
Two-to-Four Family      164            42,369,279.52                 10.43
Condominium             134            33,721,064.37                  8.30
Modular Home              1               181,670.03                  0.04
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                 States - Top 10
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
CA                      280          $111,938,423.04                 27.55%
FL                      174            46,031,469.34                 11.33
AZ                      128            33,028,995.42                  8.13
MD                       65            19,810,564.37                  4.88
NJ                       48            16,277,126.49                  4.01
NV                       48            15,641,262.71                  3.85
NY                       44            15,588,697.91                  3.84
VA                       49            14,062,210.12                  3.46
MA                       43            13,445,313.69                  3.31
IL                       55            12,977,742.23                  3.19
Other                   561           107,436,252.17                 26.45
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                             Interest Only Loan Term
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
     (Months)          Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
None                    501          $100,726,615.45                 24.79%
60                      120            33,360,260.49                  8.21
120                     874           272,151,181.55                 66.99
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                Balloon Loan Flag
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
Balloon                  37           $11,397,860.30                  2.81%
Fully Amortizing      1,458           394,840,197.19                 97.19
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                        Prepayment Penalty Term in Years
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
      (Years)          Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
None                    941          $251,935,223.98                 62.02%
0.333                     3               450,546.00                  0.11
0.417                     9             2,676,159.43                  0.66
0.500                     4             1,585,050.00                  0.39
1.000                    11             3,414,986.24                  0.84
2.000                    63            17,845,697.27                  4.39
3.000                   464           128,330,394.57                 31.59
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                               Documentation Type
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
Stated Documentation    895          $247,829,778.43                 61.01%
No Documentation        213            53,028,633.50                 13.05
Full Documentation      210            52,800,179.27                 13.00
No Ratio
  Documentation         177            52,579,466.29                 12.94
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                     Collateral Characteristics (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-off date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Product Type
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
2/28 ARM (LIBOR)         31            $9,077,693.84                  2.23%
3/27 ARM (LIBOR)        360            98,781,103.35                 24.32
5/25 ARM (LIBOR)        619           198,526,748.13                 48.87
5/1 ARM (LIBOR)           2               804,000.00                  0.20
6 Month ARM (LIBOR)       1               568,000.00                  0.14
Fixed Rate              445            87,082,651.87                 21.44
Balloon                  37            11,397,860.30                  2.81
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Index
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
Fixed Rate              482           $98,480,512.17                 24.24%
1 Year LIBOR
  (WSJ/1 Mo Lead)         2               804,000.00                  0.20
6 Month LIBOR
  (1st Business Day)  1,011           306,953,545.32                 75.56
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                   Originator
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
AURORA LOAN
  SERVICES LLC        1,283          $352,011,644.61                 86.65%
WELLS FARGO HOME
  MORTGAGE              156            40,039,982.34                  9.86
INDYMAC BANK             35             7,378,290.88                  1.82
MERIDIAS CAPITAL          5             2,280,088.99                  0.56
ACT MORTGAGE CA           2             1,719,250.00                  0.42
FREEDOM MORTGAGE
  CORP                    7             1,431,570.00                  0.35
AMERICAN HOME
  MORTGAGE                1               560,000.00                  0.14
OPTION ONE
  MORTGAGE                4               554,830.67                  0.14
MORTGAGE STORE            2               262,400.00                  0.06
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Gross Margin
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
       (%)             Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
2.001 to 2.500           55            21,216,511.84                  5.22
2.501 to 3.000          567           178,810,716.69                 44.02
3.501 to 4.000            3               621,278.36                  0.15
4.501 to 5.000          387           106,898,694.46                 26.31
5.001 to 5.500            1               210,343.97                  0.05
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum: (1) 2.250 %
Maximum: (1) 5.250 %
Non-Zero Weighted Average: (1) 3.502%

(1) For the Adjustable Rate Mortgage Loans.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Initial Periodic Rate Cap
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
       (%)             Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
1.000                     1               568,000.00                  0.14
2.000                   389           107,100,453.22                 26.36
3.000                     1               210,343.97                  0.05
5.000                    10             2,330,169.99                  0.57
6.000                   612           197,548,578.14                 48.63
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum: (1)  1.000%
Maximum: (1)  6.000%
Non-Zero Weighted Average: (1)  4.589%

(1) For the Adjustable Rate Mortgage Loans.

--------------------------------------------------------------------------------
                             Subsequent Periodic Cap
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
       (%)             Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
1.000                    10             2,304,513.96                  0.57
2.000                 1,003           305,453,031.36                 75.19
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum:(1)  1.000%
Maximum:(1)  2.000%
Non-Zero Weighted Average:(1)   1.993%

(1) For the Adjustable Rate Mortgage Loans.


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                  Maximum Rate
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
       (%)             Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
11.001 to 11.500          1               163,000.00                  0.04
11.501 to 12.000         34            12,047,583.89                  2.97
12.001 to 12.500        132            43,982,042.22                 10.83
12.501 to 13.000        288            82,289,701.94                 20.26
13.001 to 13.500        243            70,506,337.93                 17.36
13.501 to 14.000        169            54,635,471.32                 13.45
14.001 to 14.500         76            24,956,213.31                  6.14
14.501 to 15.000         69            18,875,278.71                  4.65
15.001 to 15.500          1               301,916.00                  0.07
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum: (1)  11.500%
Maximum: (1)   15.250%
Non-Zero Weighted Average: (1) 13.246%

(1) For the Adjustable Rate Mortgage Loans


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      Floor
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
       (%)             Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
2.001 to 2.500           41            17,070,261.85                  4.20
2.501 to 3.000           18             5,212,828.34                  1.28
3.001 to 3.500            1               147,200.00                  0.04
3.501 to 4.000            4               763,683.36                  0.19
4.501 to 5.000            8             2,323,688.99                  0.57
5.001 to 5.500            2               373,343.97                  0.09
5.501 to 6.000           27             9,520,879.92                  2.34
6.001 to 6.500          123            40,885,075.23                 10.06
6.501 to 7.000          267            75,533,950.95                 18.59
7.001 to 7.500          222            64,111,089.18                 15.78
7.501 to 8.000          160            51,420,529.52                 12.66
8.001 to 8.500           72            22,353,483.95                  5.50
8.501 to 9.000           67            17,739,614.06                  4.37
9.001 to 9.500            1               301,916.00                  0.07
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------

Non-Zero Minimum: (1)   2.250%
Maximum: (1)   9.250%
Non-Zero Weighted Average: (1)   6.874%

(1) For the Adjustable Rate Mortgage Loans


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

LEHMAN BROTHERS                                     RESIDENTIAL MORTGAGE FINANCE

--------------------------------------------------------------------------------
                    Collateral Characteristics - (continued)
--------------------------------------------------------------------------------
       Collateral characteristics are listed below as of the Cut-Off Date
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            Next Rate Adjustment Date
--------------------------------------------------------------------------------
                      Mortgage           Principal                 % of Pool
                       Loans            Balance ($)            Principal Balance
--------------------------------------------------------------------------------
N/A                     482           $98,480,512.17                 24.24%
2007-07                   1               568,000.00                  0.14
2008-07                   1               210,343.97                  0.05
2008-11                   1               207,794.05                  0.05
2008-12                   6             1,031,532.24                  0.25
2009-01                  17             6,191,023.58                  1.52
2009-02                   6             1,437,000.00                  0.35
2009-05                   1               392,158.76                  0.10
2009-09                   1               359,041.87                  0.09
2009-10                  17             5,482,313.26                  1.35
2009-11                  31             8,379,073.78                  2.06
2009-12                  52            13,629,193.72                  3.35
2010-01                 189            49,064,902.96                 12.08
2010-02                  69            21,474,419.00                  5.29
2011-01                   2               949,492.70                  0.23
2011-06                   1               145,900.00                  0.04
2011-07                   2               243,715.06                  0.06
2011-08                   1               372,000.00                  0.09
2011-09                   9             2,284,442.99                  0.56
2011-10                  24             5,490,289.95                  1.35
2011-11                  58            14,200,196.67                  3.50
2011-12                 189            51,565,546.61                 12.69
2012-01                 285            97,322,213.15                 23.96
2012-02                  50            26,756,951.00                  6.59
--------------------------------------------------------------------------------
Total:                1,495          $406,238,057.49                100.00%
--------------------------------------------------------------------------------


The issuer has filed or will file with the SEC a registration statement (including a prospectus, any prospectus supplement and any related issuer free-writing prospectus) with respect to this offering (the "Offering Documentation"). Before you invest, you should read the prospectus in that registration statement and other documents relating to this offering that the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get the Offering Documentation (when completed) for free by searching the SEC online database (EDGAR(R)) at www.sec.gov. Alternatively, you may obtain a copy of the Offering Documentation from Lehman Brothers Inc., 745 Seventh Ave., New York, NY, 10019, Attn: Asset Backed Fixed Income Syndicate or by calling 1-800-666-2388, Ext 59519.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.